Exhibit 99.1

630 Fifth Avenue, Suite 3110

New York, NY 10111

Tel 212 218 8720

Fax 212 218 8721

4840 Pearl East Circle, Suite 300W

Boulder, CO 80301

Tel 303 516 8500

Fax 303 530 1296

www.tapestrypharma.com

Press Release

Contact:	Tapestry Pharmaceuticals, Inc. Gordon Link Senior Vice President, Chief Financial Officer 303 516 8500 glink@tapestrypharma.com	Investor:	Michael Wachs CEOcast, Inc. 212 732 4900
		Media:	Peter Steinerman 516 374 3031
For Immediate Release

TAPESTRY REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

Boulder, CO., February 23, 2006 — Tapestry Pharmaceuticals, Inc. (Nasdaq: TPPHD) announced today financial results for the fourth quarter and year ended December 28, 2005.

The net loss from continuing operations for the fourth quarter of 2005 was $3.0 million compared to a net loss from continuing operations of $5.3 million for the fourth quarter of 2004.  The net loss for the fourth quarter of 2005 was $3.0 million, or $.87 basic and diluted loss per share.  This compares to a net loss for the fourth quarter of 2004 of $8.0 million, or $2.41 basic and diluted loss per share, which included a loss from discontinued operations of $2.7 million resulting from the exit of substantially all of our Genomics Division related activity.  Per share amounts have been adjusted to reflect the 1 for 10 reverse split which was effective for the opening of trading on February 6, 2006.

The net loss from continuing operations for the year ended December 28, 2005 was $17.2 million compared to a net loss from continuing operations of $21.6 million for the year ended December 29, 2004.  The net loss for the year ended December 28, 2005 was $17.5 million, or $5.15 basic and diluted loss per share compared to a net loss of $24.2 million or $7.38 basic and diluted loss per share for the year ended December 29, 2004.

 At December 28, 2005, Tapestry had $14.1 million in cash, cash equivalents, and investments.

“In the second half of 2005 we continued to cut expenses and increasingly focused our development efforts on our lead oncology compound, TPI 287.  We entered 2006 with over $14 million in cash on hand and with TPI 287 currently in two Phase I clinical trials in the United States and overseas,” commented Leonard P. Shaykin, Chairman and Chief Executive Officer of Tapestry Pharmaceuticals.  “Upon receipt of shareholder approval this coming quarter for the $25.5 million equity financing that we recently announced, we will have the necessary financial resources to properly advance TPI 287 into multiple Phase II trials pending the successful completion of the ongoing Phase I trials.  We are also continuing to develop TPI 287 as an oral compound for clinical development.”

About Tapestry Pharmaceuticals, Inc.

Tapestry Pharmaceuticals, Inc. is a company focused on the development of proprietary therapies for the treatment of cancer.

For more information about Tapestry and its technologies, visit Tapestry’s web site at

www.tapestrypharma.com.

About TPI 287

TPI 287, a proprietary third generation taxane, is Tapestry’s lead clinical compound.  This compound was designed to overcome multi-drug resistance in solid tumors that have become resistant to taxane therapy.  In preclinical testing, TPI 287 demonstrated the ability to inhibit tumor cell growth in a number of in vitro cell lines and has shown inhibition of human tumors in certain animal xenograft models when tested against standard comparative agents. The in vitro activity was seen across multiple cell lines including cell lines known to be sensitive to taxanes and cell lines known to be resistant to taxanes. In in vivo testing TPI 287 demonstrated reduction in the rate of tumor growth in both taxane resistant and taxane sensitive breast cancer xenografts. Taxane sensitive cell lines in which TPI 287 shows activity include cell lines derived from breast cancer, uterine cancer and non-small cell lung cancer. Taxane resistant cell lines in which TPI 287 shows activity include lines derived from breast cancer, colon cancer, prostate cancer and pancreatic cancer.  A number of these studies were presented at the November 2005 AACR/NCI/EORTC International Conference on Molecular Targets and Cancer Therapeutics.

TPI 287 is currently in two Phase I studies in the United States and overseas to determine the safety and pharmacokinetic profile of the compound.  A number of Phase II studies are planned in several of the major tumor types and are projected to begin in this calendar year.

Both in vitro and in vivo studies suggest that TPI 287 may be orally bioavailable.  An oral form of the compound is currently in preclincal development.

Forward Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “opportunities,” “trends,” “potential,” “estimates,” “may,” “will,” “should,” “anticipates,” “expects” or comparable terminology or by discussions of strategy.  Such forward looking statements include statements relating to the clinical development program for TPI 287, the potential of TPI 287 as an orally administered compound, the prospects for obtaining funding through the recently announced equity financing and the adequacy of such funding to advance TPI 287 into multiple Phase II trials.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors include risks that clinical trials for TPI 287 will be delayed due to institutional approvals, patient recruitment, formulation and manufacturing difficulties or other factors; that human clinical trials may show that TPI 287 is unsafe and/or ineffective in treating cancer in human patients; that TPI 287 will prove unsuitable for oral administration; and that Phase II trials prove more costly to undertake than anticipated.  General implementation risks associated with development of any of our products include those that we are blocked or limited in the development of our product candidates because of the intellectual property rights of third parties; that we are limited in our ability to obtain, maintain and enforce our own intellectual property; that development of our product candidates is delayed or terminated because the costs of further development exceed the value of such candidates; and that the Company’s resources will be insufficient to continue development.  Risks relating to obtaining funds from the recently announced equity financing include the risk that such financing will not be approved by stockholders, and the risk that the Company will not be able to meet the closing conditions imposed by the equity financing and therefore be unable to close the transaction and receive the funds.  Additional risks, uncertainties and other factors are identified under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s reports filed from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 28, 2005.  The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new or additional information, future events or otherwise.

For further information, please contact Gordon Link, Senior Vice President, Chief Financial Officer, at 303 516 8500.

Tapestry Pharmaceuticals, Inc.

Balance Sheets

(In thousands)

	December 28,	December 29,
	2005	2004
	(Unaudited)

ASSETS

Current assets:

Cash and cash equivalents	$534	$1,713

Short-term investments	13,552	29,378

Prepaid expense and other current assets	646	538

Assets held for sale	—	112

Total current assets	14,732	31,741

Property, plant and equipment, net	608	676

Long-term investments	—	4,631

Other assets	1,134	2,245

Total assets	$16,474	$39,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$3,105	$8,268

Notes payable-long term, net	2,483	3,245

Total stockholders’ equity	10,886	27,780

Total liabilities and stockholders’ equity	$16,474	$39,293

Tapestry Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2005	December 29, 2004	December 28, 2005	December 29, 2004

Operating expenses:
Research and development	$1,912	$3,677	$10,630	$13,504

General and administrative	1,032	1,609	5,628	7,794
Operating loss	2,944	5,286	16,258	21,298

Other income (expense):
Interest and other income	75	193	731	694
Interest and other expense	(110)	(241)	(557)	(947)
Impairment charges	—	—	(1,067)	—
Net loss from continuing operations before taxes	(2,979)	(5,334)	(17,151)	(21,551)
Provision for income taxes	(29)	(4)	(29)	(4)
Net loss from continuing operations	(3,008)	(5,338)	(17,180)	(21,555)

Discontinued operations:
Income (loss) from discontinued operations	(11)	(2,696)	(358)	(2,619)

Net income (loss)	$(3,019)	$(8,034)	$(17,538)	$(24,174)

Basic and diluted loss per share from continuing operations	$(0.87)	$(1.60)	$(5.04)	$(6.58)
Basic and diluted income (loss) per share from discontinued operations	$—	$(0.81)	$(0.11)	$(0.80)
Basic and diluted net income (loss) per share	$(0.87)	$(2.41)	$(5.15)	$(7.38)

Basic and diluted weighted average shares outstanding	3,451	3,338	3,408	3,274